UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018

HCi Viocare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kintyre House, 209 Govan Road, Glasgow, Scotland	G51 1 HJ
(Address of principal executive offices)	(Zip Code)

+44 141 3700321
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.         REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the "Company", "we," "our" and "us" refer to HCi Viocare.

On June 26, 2018, the Company entered into a Debt Settlement and Subscription Agreement (the "Agreement") with a Director of the Company, Dr. Christos Kapatos ("Kapatos"). At June 20, 2018, the Company was indebted to Kapatos in the amount of US$131,870.00 (the "Debt"), in respect to certain unpaid salary, advances for operational shortfalls and certain unsettled expense reimbursements. Kapatos has agreed to accept 4,395,667 shares of the Company's common stock at a price of US$0.03 per share to settle the amount of the Debt pursuant to the terms and conditions set forth in the Agreement.

The Agreement was approved by the Board of Directors of the Company.

A copy of the form of the Agreement is filed as Exhibit 10.1 this Current Report on Form 8-K.

On June 26, 2018, the Company entered into a Debt Settlement and Subscription Agreement (the "Agreement") with the President of the Company, Mr. Sotirios Leontaritis ("Leontaritis"). At June 20, 2018, the Company was indebted to Leontaritis in the amount of US$579,371.16 (the "Debt"), in respect to certain unpaid salary, advances for operational shortfalls and certain unsettled expense reimbursements. Leontaritis has agreed to accept 19,312,372 shares of the Company's common stock at a price of US$0.03 per share to settle the amount of the Debt pursuant to the terms and conditions set forth in the Agreement.

The Agreement was approved by the Board of Directors of the Company.

A copy of the form of the Agreement is filed as Exhibit 10.2 this Current Report on Form 8-K.

Private Placement

On June 28, 2018, the Company entered into a Private Placement Subscription Agreement (the "Agreement") with Mr. Constantinos Zertalis, Director and beneficial owner of our controlling shareholder, Maschari LTD. ("Maschari").  Under the terms of the Agreement Mr. Zertalis subscribed directly for a total of 173,363 shares of the Company's common stock at a purchase price of US$0.05 per share for total cash proceeds of US$8,668.19. The shares are subject to applicable resale restrictions.

Prior to the aforementioned subscription agreement, Mr. Zertalis owned 122,710,562 shares of the common stock of HCi Viocare indirectly through Maschari, and 1,502,155 shares of the Company's common stock directly.

A copy of the form of subscription agreement is filed as Exhibit 10.3 this Current Report on Form 8-K.

SECTION 3          SECURITIES AND TRADING MARKETS

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES

On June 26, 2018 Mr. Sotirios Leontaritis, an officer and director, subscribed for a total of 19,312,372 shares of the Company's common stock in full and final settlement of debt totaling $579,371.16 at $0.03 per share.   Further on June 26, 2018 Dr. Christos Kapatos, an officer and director, subscribed for a total of 4,395,667 shares of the Company's common stock in full and final settlement of debt totaling $131,870.

On June 28, 2018, Mr. Constantinos Zertalis, a control person, subscribed for a total of 173,363 shares of the Company's common stock at a purchase price of US$0.05 per share for total cash proceeds of US$8,668.19. The shares are subject to applicable resale restrictions.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Regulation S of the Securities Act of 1933, as amended, ("Securities Act"), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	June 26, 2018 Debt Settlement and Subscription Agreement between the Company and Dr. Christos Kapatos	Filed herewith
10.2	June 26, 2018 Debt Settlement and Subscription Agreement between the Company and Sotirios Leontaritis	Filed herewith
10.3	Form of Private Placement Subscription Agreement between the Company and Constantinos Zertalis	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi Viocare

Dated: June 29, 2018	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
	Title:	President and CEO

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